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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                ________________

                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                      PURSUANT TO SECTION 12(b) OR (g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934



                    NorthPoint Communications Holdings, Inc.
                    ----------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)

              Delaware                                   52-214-7716
----------------------------------------    ------------------------------------
(State of Incorporation or Organization)    (I.R.S. Employer Identification No.)

          222 Sutter Street
   San Francisco, California  94108                         94108
----------------------------------------    ------------------------------------
(Address of Principal Executive Offices)                 (Zip Code)

If this form relates to the                  If this form relates to the
registration of a class of                   registration of a class of
securities pursuant to                       securities pursuant to
Section 12(b) of the                         Section 12(g) of the
Exchange Act and is                          Exchange Act and is
effective pursuant to                        effective pursuant to
General Instruction A. (c),                  General Instruction A.(d),
please check the following                   please check the following
box. [ ]                                     box. [ ]

              Securities Act registration statement file number
                 to which this form relates:  333-73065


                   Securities to be registered pursuant to
                           Section 12(b) of the Act:

Title of Each Class                       Name of Each Exchange on Which
to be Registered                          Each Class is to be Registered
------------------------------------      --------------------------------------

Common Stock, par value $.001 per share   The Nasdaq National Market

                    Securities to be registered pursuant to
                           Section 12(g) of the Act:

                                     None

                                       1
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Item 1.  Description of Registrant's Securities to be Registered.
         -------------------------------------------------------

          The description of the Common Stock of the Registrant set forth under the caption "Description of Capital Stock" in the Registrant's Registration Statement on Form S-1 (File No. 333-73065) filed on February 26, 1999, as amended (the "Form S-1 Registration Statement") and in the Prospectus included in the Form S-1 Registration Statement, or, if such description is subsequently amended, the description as subsequently amended, is hereby incorporated by reference in response to this item.

Item 2.  Exhibits.
         --------

          The following exhibits are filed as part of this registration statement:

               Exhibit
               Number    Exhibit Title or Description
               ------    ----------------------------

               3(a)      Amended and Restated Certificate of Incorporation.*

               3(b)      Amended and Restated Bylaws.*

               4(a)      Form of Specimen Certificate for the Company's Common
                         Stock.*

_____________
     * Filed as an exhibit to the Form S-1 Registration Statement and incorporated herein by reference.

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                                   SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   March 31, 1999                 NORTHPOINT COMMUNICATIONS HOLDINGS, INC.

                                        /s/ Henry P. Huff
                                        --------------------------
                                        By:  Henry P. Huff
                                             Chief Financial Officer and Vice
                                             President, Finance

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                   NORTHPOINT COMMUNICATIONS HOLDINGS, INC.

                                 EXHIBIT INDEX

Exhibit
Number          Exhibit Title or Description
------          ----------------------------

3(a)            Amended and Restated Certificate of Incorporation.*

3(b)            Amended and Restated Bylaws.*

4(a)            Form of Specimen Certificate for the Company's Common Stock.*

------------
     * Filed as an exhibit to the Form S-1 Registration Statement and incorporated herein by reference.

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